Exhibit 99.1

CONTACT:	William Koziel (847) 597-8800

Così, Inc. Reports 2012 Fourth Quarter and Full Year Results

DEERFIELD, IL – March 14, 2013 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported a net loss for the fourth quarter ended December 31, 2012 of $(2,036,000), or $(0.03) per basic and diluted common share, compared with a net loss of $(2,274,000), or $(0.04) per basic and diluted common share in the fourth quarter of 2011.

Così’s total revenues for the 2012 fourth quarter decreased 13.7% to $22,612,000 from $26,193,000 in the 2011 fourth quarter.  The 2011 fourth quarter included one additional week of revenues versus the 2012 fourth quarter. Company-owned restaurant net sales decreased by 13.6% in the fourth quarter to $21,894,000, compared to $25,334,000 in the previous year’s quarter, due to net sales of $1,375,000 from the one additional week of sales in 2011,  a sales decline of $744,000 from restaurants closed subsequent to the fourth quarter of 2011, a decline in sales of $580,000 during the fourth quarter resulting from the impact of Hurricane Sandy and a 3.2% decrease in comparable store net sales when measured on a thirteen-week comparable basis.  Franchise fees and royalty revenues for the 2012 fourth quarter contributed $718,000 compared to $859,000 in the 2011 fourth quarter.  The year over year fourth quarter decrease in franchise fees and royalties was largely due to royalties associated with the additional week of sales in the 2011 fourth quarter as well as royalties associated with locations closed subsequent to the fourth quarter of 2011.

System-wide comparable restaurant sales, assuming a 13 week quarter as measured for restaurants in operation for more than 15 months and excluding the impact of Hurricane Sandy on Company-owned locations, recorded an aggregate 3.9% decrease compared to the fourth quarter of 2011.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended December 31, 2012
Company-owned	(3.2%)
Franchise-operated	(4.9%)
Total System	(3.9%)

For the fiscal year ended December 31, 2012 Così reported a net loss of $(4,441,000) or $(0.07) per basic and diluted common share, compared to fiscal 2011, when Così’s net loss was $(6,539,000), or $(0.13) per basic and diluted common share.

Così’s total revenues for fiscal 2012 decreased 4.1% to $97,952,000 from $102,135,000 in fiscal 2011.  Fiscal 2011 included one additional week of revenues versus fiscal 2012. Company-owned net restaurant sales declined 4.2% in fiscal 2012 to $94,757,000, compared to $98,920,000 in fiscal 2011 due to a $2,000,000 decline in net sales related to restaurants closed during and subsequent to fiscal 2011, the additional fifty-third week of sales in 2011, and a comparable 52 week net sales decrease of 0.3% after excluding the $580,000 impact on sales from Hurricane Sandy in the fourth quarter of 2012.  Franchise fees and royalty revenues for fiscal 2012 contributed $3,195,000 compared to $3,215,000 in fiscal 2011.  The year over year decrease in franchise fees and royalties was largely the result of royalties associated with the additional week of sales in 2011.

System-wide comparable restaurant sales for fiscal 2012, assuming a 52-week year as measured for restaurants in operation for more than 15 months and excluding the sales impact of Hurricane Sandy on Company-owned locations, recorded an aggregate 0.5% increase compared to fiscal 2011.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 52 weeks ended December 31, 2012
Company-owned	(0.3%)
Franchise-operated	1.8%
Total System	0.5%

"Despite the challenging results of the fourth quarter which include the adverse impact of Hurricane Sandy on sales and margins at many of our restaurants,” Carin Stutz, Così's President and Chief Executive Officer, said, “I want to assure you that we are making good progress on our initiatives to improve the freshness and quality of our menu as well as the ambience and hospitality of the restaurants to unlock the exciting long-term potential of the Così brand.”

2012 Fourth Quarter and Full Year Financial Performance Review
For the fourth quarter, Così reported a 230 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared to the fourth quarter of 2011. The change resulted from increases of 100, 70 and 60 basis points, as a percentage of restaurant net sales, in occupancy and other restaurant operating expenses, cost of food and beverage and labor and related benefits, respectively. The increase in occupancy and other restaurant operating expenses was due primarily to the beneficial impact on the fixed portion of these costs from the additional week of sales in 2011 partially offset by lower utility costs in 2012 as compared to the prior year quarter.  The increase in cost of food and beverage was largely due to higher costs on certain commodities, primarily poultry, the impact of a higher mix of breakfast sales which have a higher cost as a percent to sales coupled with a decline in beverage sales which have a lower cost as a percent to sales.  The increase in labor and related benefits was largely due to the impact of the comparable sales decline on the fixed portion of labor costs, including the impact resulting from Hurricane Sandy.

During the 2012 fourth quarter, the Company reported general and administrative expense of $2,947,000 or 13.0% of total revenues as compared to $4,065,000 or 15.5% for the 2011 fourth quarter.  The decrease in expense for 2012 as compared to 2011 was due primarily to lower legal fees and certain settlement-related costs, lower professional fees and lower marketing production costs primarily outside agency fees.  The 2011 fourth quarter also included one-time expenses related to the chief executive officer search and certain other shareholder activities.

For the 2012 full year, Così reported a 10 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared to 2011. The change resulted from increases of 30 and 20 basis points, as a percentage of restaurant net sales, in occupancy and other restaurant operating expenses and cost of food and beverage, respectively, partially offset by a 40 basis point decrease in labor and related benefits.

During fiscal 2012, general and administrative expenses decreased by $2,183,000 to $11,641,000 from $13,824,000 due primarily to lower legal, professional and board fees as compared to 2011. Fiscal 2011 also included certain one-time fees related to the chief executive officer search and certain other shareholder activities.  As a percentage of total revenues, general and administrative expenses improved to 11.9% in fiscal 2012 as compared to 13.5% in 2011.

Così reported that as of December 31, 2012 it had cash and cash equivalents of $15,417,000 and virtually no debt other than lease obligations.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 74 Company-owned and 50 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2013 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of December 31, 2012 and January 2, 2012
(dollars in thousands)

	December 31, 2012	January 2, 2012
Assets
Current assets:
Cash and cash equivalents	$15,417	$7,222
Accounts receivable, net	1,235	598
Notes receivable, current portion	462	448
Inventories	893	717
Prepaid expenses and other current assets	1,620	1,480
Total current assets	19,627	10,465

Furniture and fixtures, equipment and leasehold improvements, net	9,900	12,359
Notes receivable, net of current portion	573	762
Other assets	1,093	1,119
Total assets	$31,193	$24,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,886	$3,717
Accrued expenses	9,447	9,733
Deferred franchise revenue	61	61
Current portion of other long-term liabilities	140	195
Total current liabilities	12,534	13,706

Deferred franchise revenue	1,923	2,098
Other long-term liabilities, net of current portion	2,701	3,383
Total liabilities	17,158	19,187

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
73,112,769 and 52,967,365 shares issued, respectively	731	530
Additional paid-in capital	296,503	283,746
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(282,001)	(277,560)
Total stockholders' equity	14,035	5,518
Total liabilities and stockholders' equity	$31,193	$24,705

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Three and Twelve Months Ended December 31, 2012 and January 2, 2012
(dollars in thousands, except per share data)

	13 weeks ended	14 weeks ended	52 weeks ended	53 weeks ended
	December 31, 2012	January 2, 2012	December 31, 2012	January 2, 2012

Revenues:
Restaurant net sales	$21,894	$25,334	$94,757	$98,920
Franchise fees and royalties	718	859	3,195	3,215
Total revenues	22,612	26,193	97,952	102,135

Costs and expenses:
Cost of food and beverage	5,237	5,889	22,171	22,902
Restaurant labor and related benefits	8,216	9,354	34,165	36,068
Occupancy and other restaurant operating expenses	7,026	7,877	30,337	31,330
	20,479	23,120	86,673	90,300
General and administrative expenses	2,947	4,065	11,641	13,824
Depreciation and amortization	819	1,050	3,613	4,230
Provision for losses on asset impairments
and disposals	387	232	424	431
Closed store costs	53	6	117	61
Lease termination (income) expense, net	(3)	7	(13)	22
Gain on sale of assets	-	-	-	(149)
Total costs and expenses	24,682	28,480	102,455	108,719
Operating loss	(2,070)	(2,287)	(4,503)	(6,584)
Other income (expense):
Interest expense	-	-	-	(1)
Other income	34	13	62	46
Total other income	34	13	62	45

Net loss and comprehensive loss	$(2,036)	$(2,274)	$(4,441)	$(6,539)

Per Share Data:
Loss per share, basic and diluted	$(0.03)	$(0.04)	$(0.07)	$(0.13)

Weighted average common shares outstanding	71,762,901	51,433,648	60,830,353	51,368,499

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percentage of Revenue
For the Three and Twelve Months Ended December 31, 2012 and January 2, 2012

	13 weeks ended		14 weeks ended		52 weeks ended		53 weeks ended
	December 31, 2012		January 2, 2012		December 31, 2012		January 2, 2012

Revenues:
Restaurant net sales	96.8%		96.7%		96.7%		96.9%
Franchise fees and royalties	3.2		3.3		3.3		3.1
Total revenues	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	23.9		23.2		23.4		23.2
Restaurant labor and related benefits (1)	37.5		36.9		36.1		36.5
Occupancy and other restaurant operating expenses (1)	32.1		31.1		32.0		31.7
	93.5		91.2		91.5		91.4
General and administrative expenses:	13.0		15.5		11.9		13.5
Depreciation and amortization	3.6		4.0		3.7		4.1
Provision for losses on asset impairments and disposals	1.7		0.9		0.4		0.4
Closed store costs	0.2		-		0.1		0.1
Gain on sale of assets	-		-		-		(0.1)
Total costs and expenses	109.2		108.7		104.6		106.4
Operating loss	(9.2)		(8.7)		(4.6)		(6.4)

Other income	0.2		-		0.1		-
Net loss and comprehensive loss	(9.0	) %	(8.7	) %	(4.5	) %	(6.4	) %

(1) Expressed as a pecentage of restaurant net sales versus all other items expressed as a percentage of total revenue

Cosi, Inc.
System-wide Number of Restaurants

	Fiscal Year
	2012			2011			2010
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	80	56	136	83	59	142	99	46	145
Company-owned sold to franchisee	-	-	-	-	-	-	13	13	-
New restaurants opened	-	2	2	-	-	0	-	2	2
Restaurants permanently closed	5	8	13	3	3	6	3	2	5
Restaurants at end of period	75	50	125	80	56	136	83	59	142